                                                                  EXECUTION COPY


                                  EXHIBIT 10.14

                          COLLATERAL RELEASE AGREEMENT


               THIS COLLATERAL RELEASE AGREEMENT (this "Agreement") is dated as of September ___, by and between MAI SYSTEMS CORPORATION., a Delaware corporation ("MAI") on the one hand and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Lender") on the other hand.

                                 R E C I T A L S

               WHEREAS, Lender has extended financial accommodations to MAI pursuant to that certain Loan and Loan Documents, dated as of April 23, 1998, as the same has been amended from time to time (the "Loan Agreement"), and pursuant to all other documents, agreements and instruments executed and/or entered into by MAI in connection with the Loan Agreement and delivered to Lender (the Loan Agreement and such other documents, agreements and instruments hereinafter collectively referred to as the "Loan Documents");

               WHEREAS, MAI has executed an Asset Purchase Agreement ("Optimal Asset Purchase Agreement") dated September ___, 2001 with Optimal Robotics, Inc. ("Optimal") whereby MAI has agreed to sell certain of its Legacy assets, principally its hardware maintenance contracts (excluding software maintenance) and related inventory and equipment, as listed on Schedules 1.1.1, 1.1.2 and 1.1.3, (the "Assets") which are attached hereto and incorporated herein by this reference; and

               WHEREAS, Section 2.1.2 of the Optimal Asset Purchase Agreement requires that MAI secure release of all outstanding liens affecting the Assets duly executed by the secured parties, including the Lender,

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                A G R E E M E N T

               1. Incorporation of Recitals; Acknowledgments. The recitals set forth above by this reference thereto are hereby incorporated into this Agreement.

               2. Agreement to Release Certain Collateral. On the Effective Date, Lender agree to release their lien on the Assets as provided for in the Loan Documents, and to execute any and all related documentation to effectuate said release.

               3. Covenants. In consideration for Lender' execution of this Agreement, MAI agrees to pay, on or before the Effective Date, Lender' actual attorney's fees related in any way to the negotiation and execution of this Agreement (the "Fees").

               4. Representations and Warranties. MAI hereby represents and warrants to Lender that, as of the Effective Date:

                      4.1 All of MAI's representations and warranties contained in this Agreement are true and correct on and as of the Effective Date, as if then made (other than representations and warranties which expressly related to an earlier date);

                      4.2 The execution and delivery of this Agreement by MAI and the performance of the transactions contemplated thereby, (a) are within MAI's corporate power, (b) have been duly authorized by all necessary or proper corporate action, (c) when duly executed and delivered by MAI, this Agreement shall constitute a legal, valid and binding obligation of MAI enforceable against MAI in accordance with its terms.

               5. Effective Date. This Agreement shall become effective as of the date first written above (the "Effective Date") upon Lender's receipt of
(i) counterparts hereof executed by MAI and Lender, and (ii) mutual execution and delivery of the Optimal Asset Purchase Agreement and the exhibits and schedules thereto.

               6.     Reference to and Effect on the Loan Documents.

                      6.1 This Agreement shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any term or condition of the Loan Documents, (ii) prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Loan Documents, (iii) require Lender to agree to a similar transaction on a future occasion or (iv) create any rights herein to another person, entity or other beneficiary or otherwise, except to the extent specifically provided herein.

                      6.2    Except to the extent specifically provided in
        Section 2 above, the respective provisions of the Loan Documents, shall not be amended, modified, waived, impaired or otherwise affected hereby, and such documents and the Obligations under each of them are hereby confirmed as being in full force and effect.

               7. Miscellaneous. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. No amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by MAI therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

               8. Sole Benefit of Parties. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall have any right, benefit or interest under or because of the existence of this Agreement.

               9. Further Assurances. MAI and Lender shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement.

               10. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

               11. GOVERNING LAW. THIS AGREEMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                      * * *

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


MAI SYSTEMS CORPORATION


By:______________________________
Name: James W. Dolan
Title: Chief Financial and Operating Officer


COAST BUSINESS CREDIT,
A DIVISION OF SOUTHERN PACIFIC BANK,
A CALIFORNIA CORPORATION


By:______________________________
Name:
Title: